UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 9, 2005

Innovex, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-13143	41-1223933

(Commission File Number)	(I.R.S. Employer Identification No.)

5540 Pioneer Creek Drive Maple Plain, MN	55359

(Address Of Principal Executive Offices)	(Zip Code)

(763) 479-5300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3 through 8 are not applicable and therefore omitted.

ITEM 2.02	Results Of Operations And Financial Condition.

The financial statements approved for inclusion in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005 reflect a change from the financial results included in the Company’s press release issued on November 7, 2005.  The non-cash change reflects a $1 million increase in current year income caused by a tax expense reduction and a corresponding reduction in capital in excess of par value related to the increase in the Company’s deferred tax asset valuation allowance.  The amount of the change is equal to tax benefits recorded directly to capital in excess of par value during net operating loss carryforward years related to disqualifying dispositions of incentive stock options. There was no change in total stockholders’ equity.

Attached hereto as Exhibit 99.1 is the Consolidated Statements of Operations for the three and twelve month periods ending September 30, 2005 to be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005, which reflect the change described above and supersede the Consolidated Statements of Operations contained in the press release of November 7, 2005.

ITEM 9.01	Financial Statements And Exhibits.

Exhibit No.	Description

99.1	Innovex, Inc. Consolidated Statements of Operations for the Three and Twelve Month Periods Ending September 30, 2005

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOVEX, INC.

By: /s/ Thomas Paulson

Thomas Paulson
Senior Vice President and Chief Financial Officer
Date: December 9, 2005